Annual Meeting of Shareholders

November 30, 2010

PROVIDENT

Provident Financial Holdings, Inc.

Fiscal 2010 Highlights

- ✓ Net income of $1.1 million or EPS of $0.13 per share.
- ✓ Seventh largest deposit market share in Riverside – San Bernardino according to deposit data released by the FDIC.
- ✓ Raised $11.9 million of capital in December 2009 through a follow-on public stock offering.
- ✓ The Bank exceeds all regulatory capital requirements and is deemed "well-capitalized".
- ✓ Opened PBM retail offices in City of Industry, Escondido and Riverside (Market Street), California.
- ✓ Improving asset quality.

PROVIDENT
Provident Financial Holdings, Inc.

Subsequent Events

- ✓ Announced a quarterly cash dividend of $0.01 per share in July 2010 and October 2010.
- ✓ Opened a new Provident Bank Mortgage retail office in Rancho Cucamonga (Haven Avenue), California.
- ✓ Reported significantly improved earnings for the quarter-ended September 30, 2010.

Net Income


(In Thousands)
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000

	FY2006	FY2007	FY2008	FY2009	FY2010
Net Income (Loss)	$19,636	$10,451	$860	-$7,439	$1,115

PROVIDENT
Provident Financial Holdings, Inc.

Diluted Earnings Per Share


$3.00
$2.00
$1.00
$0.00
-$1.00
-$2.00

	FY2006	FY2007	FY2008	FY2009	FY2010
Diluted EPS	$2.82	$1.57	$0.14	-$1.20	$0.13

Provident Financial Holdings, Inc.

Return on Stockholders' Equity


20.00%
15.00%
10.00%
5.00%
0.00%
-5.00%
-10.00%

	FY2006	FY2007	FY2008	FY2009	FY2010
ROE	15.02%	7.77%	0.68%	-6.20%	0.94%

Total Assets


(In Millions)
$2,000
$1,500
$1,000
$500

	06/30/2006	06/30/2007	06/30/2008	06/30/2009	06/30/2010
Total Assets	$1,624	$1,649	$1,632	$1,580	$1,399

Loans Held For Investment


(In Millions)
$1,600
$1,400
$1,200
$1,000
$800
$600
$400

	06/30/2006	06/30/2007	06/30/2008	06/30/2009	06/30/2010
LHFI, Net	$1,265	$1,351	$1,368	$1,166	$1,006

Provident Financial Holdings, Inc.

Total Deposits



(In Millions)
$1,200
$1,000
$800
$600
$400

	06/30/2006	06/30/2007	06/30/2008	06/30/2009	06/30/2010
Deposits	$921	$1,001	$1,012	$989	$933

PROVIDENT

Provident Financial Holdings, Inc.

PROV

NASDAQ

LISTED

www.myprovident.com